Exhibit 10.1
Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of July 13, 2018 by and among GOODRICH PETROLEUM CORPORATION (“Parent”), GOODRICH PETROLEUM COMPANY, L.L.C. (the “Borrower”), JPMORGAN CHASE BANK, N.A., as Administrative Agent, and the Lenders party hereto.
RECITALS:
WHEREAS, reference is made to the Amended and Restated Senior Secured Revolving Credit Agreement dated as of October 17, 2017 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Parent, the Borrower, each lender from time to time party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent; and
WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement, and the Lenders have agreed to amend the Credit Agreement as hereinafter set forth.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby.
Section 2.    Amendments to Credit Agreement.
(a)    The following new definitions are hereby added to Section 1.02 of the Credit Agreement in the appropriate alphabetical order to read as follows:
“Draw Limit” shall have the meaning set forth in Section 2.07(e).

“Loan Limit” means, at any time, the least of (a) the Aggregate Commitment at such time, (b) the Borrowing Base at such time (including as it may be reduced pursuant to this Agreement), and (c) the Maximum Credit Amount.
(b)    The definition of “Alternate Base Rate” in Section 1.02 of the Credit Agreement is hereby amended by adding the following sentence at the end thereof:
“If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above.”
(c)    The following definition in Section 1.02 of the Credit Agreement is hereby restated in its entirety to read as follows:
“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07 (including, for the avoidance of doubt, the lesser amount of any Draw Limit elected by the Borrower and consented to by the Administrative Agent and the Required Lenders pursuant to Section 2.07(e)), as the same may be adjusted from time to time pursuant to the Borrowing Base Adjustment Provisions.

(d)    The references to “Borrowing Base” in the definitions of “Borrowing Base Deficiency”, “Borrowing Base Utilization Percentage” and “Commitment” are hereby amended to read “Loan Limit”.
(e)    A new clause (e) is hereby added to Section 2.07 of the Credit Agreement to read as follows:
(e)    Borrower’s Right to Elect Reduced Borrowing Base. Contemporaneously with the Borrower’s receipt of a New Borrowing Base Notice, the Borrower may provide written notice to the Administrative Agent and the Lenders that specifies for the period from the effective date of the New Borrowing Base Notice until the next succeeding Scheduled Redetermination Date or Interim Redetermination Date, as applicable, the Borrowing Base will be a lesser amount than the amount set forth in such New Borrowing Base Notice, whereupon, if the Administrative Agent and the Required Lenders otherwise consent, such specified lesser amount (the “Draw Limit”) will become the new Borrowing Base; provided, however, that the Borrower may not elect a Draw Limit that is less than the then outstanding Revolving Credit Exposures. The Borrower’s notice under this Section 2.07(e) shall be irrevocable, but without prejudice to its rights to initiate Interim Redeterminations.
(f)    Section 3.03 of the Credit Agreement is hereby amended and restated to read as follows:
“Section 3.03    Alternate Rate of Interest.
(a)     If prior to the first day of any Interest Period:
(i)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means (including, without limitation, by means of an Interpolated Rate) do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; or
(ii)     the Administrative Agent shall have received notice from the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, fax or other electronic transmission as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective (and such Borrowing shall be automatically converted into ABR Loans on the last day of the applicable Interest Period), (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
(b)     If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin). Notwithstanding anything to the contrary in Section 12.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within ten Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Majority Lenders stating that the Majority Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 3.03(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”
(a)    Section 12.02(b) of the Credit Agreement is hereby amended by replacing the first instance of the word “Neither” with the following clause:
“Subject to Section 3.03(b) and Section 12.02(c) below, neither”.
Section 3.    Borrowing Base Redetermination. Effective as of the First Amendment Effective Date (as defined below) and pursuant to Section 2.07(c), the Lenders agree that the existing Borrowing Base of $40,000,000 has been redetermined and, as a result thereof, the Borrowing Base shall be increased to $60,000,000 until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment in the Borrowing Base pursuant to the Borrowing Base Adjustment Provisions, whichever occurs first. This redetermination of the Borrowing Base is the result of the Scheduled Redetermination of the Borrowing Base pursuant to Section 2.07(c) that is contemplated by the Credit Agreement to occur on or about March 1, 2018. This paragraph of this Section 3 constitutes the New Borrowing Base Notice with respect to such Scheduled Redetermination.
The Borrower hereby notifies the Administrative Agent and the Lenders that, for the period from the First Amendment Effective Date until the next succeeding Scheduled Redetermination Date, the Borrower elects a Draw Limit of $50,000,000. The Administrative Agent and the Lenders hereby consent to such Draw Limit and, pursuant to Section 2.07(e) of the Credit Agreement, such amount shall be the new Borrowing Base.
Section 4.    First Amendment Effective Date; Conditions Precedent. This Amendment shall become effective on the date on which the following conditions have been satisfied or waived (the “First Amendment Effective Date”):
(a)    the Administrative Agent shall have received a counterpart of this Amendment executed by the Borrower, the Administrative Agent and each of the Lenders;
(b)    the Borrower shall have paid, to the extent invoiced at or before 12:00 noon, Houston time, on the Business Day immediately prior to the First Amendment Effective Date, all out‑of‑pocket expenses required to be reimbursed or paid by the Borrower pursuant to Section 12.03 of the Credit Agreement or any other Loan Document; and
(c)    the representations and warranties contained in Section 5 hereof shall be true and correct.
The Administrative Agent shall notify the Borrower and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding.
Section 5.    Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each of Parent and the Borrower represents and warrants that, immediately before and after the effectiveness of this Amendment, all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (unless already qualified by materiality in which case such applicable representation and warranty shall be true and correct), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date and (ii) no Default or Event of Default has occurred and is continuing.
Section 6.    Confirmation of Loan Documents. Except as expressly contemplated hereby, the terms, provisions, conditions and covenants of the Credit Agreement, as amended by this Amendment, and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not, except as expressly set forth in this Amendment, operate as a waiver of, consent to or amendment of any term, provision, condition or covenant thereof. Without limiting the generality of the foregoing, except pursuant hereto or as expressly contemplated or amended hereby, nothing contained herein shall be deemed: (a) to constitute a waiver of compliance or consent to noncompliance by the Borrower with respect to any term, provision, condition or covenant of the Credit Agreement or any other Loan Document; or (b) to prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document.
Section 7.    Effect of Amendment. From and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Credit Agreement in the Loan Documents and any and all other agreements, instruments, documents, notes, certificates, guaranties and other writings of every kind and nature delivered in connection therewith shall be deemed to mean the Credit Agreement as amended or otherwise modified by this Amendment. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.
Section 8.    Costs and Expenses. Pursuant to the terms of Section 12.03 of the Credit Agreement, the Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, execution and enforcement of this Amendment.
Section 9.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 10.    Counterparts; Integration; Severability. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Amendment by facsimile, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 11.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

Parent:	GOODRICH PETROLEUM CORPORATION

By: /s/Walter G. Goodrich Name: Walter G. Goodrich Title: Chairman & CEO

Borrower:	GOODRICH PETROLEUM COMPANY, L.L.C.

By: /s/Walter G. Goodrich Name: Walter G. Goodrich Title: CEO

Signature Page to First Amendment to Credit Agreement
(Goodrich Petroleum Company, L.L.C.)

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Lender, and a Lender

By: /s/Darren Vanek Name: Darren Vanek Title: Executive Director

Signature Page to First Amendment to Credit Agreement
(Goodrich Petroleum Company, L.L.C.)

SUNTRUST BANK, as a Lender

By: /s/ Benjamin L. Brown Name: Benajmin L. Brown Title: Director

Signature Page to First Amendment to Credit Agreement
(Goodrich Petroleum Company, L.L.C.)